UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2025

GXO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40470	86-2098312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 489-1287

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	GXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2025, the Board of Directors (the “Board”) of GXO Logistics, Inc. (the “Company”) approved the appointment of Patrick Kelleher to the position of chief executive officer of the Company. The appointment will be effective on August 19, 2025.

Patrick Kelleher, age 56, is an experienced global supply chain executive who brings thirty-three years of global supply chain experience, strategic leadership and operational excellence to the Company, having held senior executive roles at DHL Supply Chain, a division of Deutsche Post DHL Group. Most recently, Mr. Kelleher served as CEO, North America, of DHL Supply Chain, where he oversaw significant growth and operational improvements across the business. During his tenure at DHL, Mr. Kelleher was global chief development officer and CEO, Americas for Williams Lea Tag, when it operated under DHL’s ownership. Mr. Kelleher brings extensive expertise across many key verticals, including consumer goods, healthcare, technology, ecommerce, and manufacturing, and has also led strategic initiatives spanning transportation, supply chain planning, engineered solutions, and automation.

There are no family relationships between Mr. Kelleher and any director or executive officer of the Company, and Mr. Kelleher has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Mr. Kelleher

On June 19, 2025, the Company and Mr. Kelleher entered into an offer letter (the “Offer Letter”), the material terms of which are summarized below.

Position; Reporting. Under the Offer Letter, Mr. Kelleher will serve as the Company’s chief executive officer, reporting to the Board.

Work Location. The Offer Letter provides that Mr. Kelleher’s principal place of employment will be the Company’s headquarters in Greenwich, Connecticut and Mr. Kelleher is required to relocate his personal residence to the Greenwich, Connecticut metropolitan area no later than December 31, 2025. Mr. Kelleher is entitled to certain relocation benefits, including reimbursement for airfare and lodging expenses in connection with his commute to the Company’s headquarters prior to relocation and home finding and home marketing assistance. The relocation benefits are required to be repaid by Mr. Kelleher in the event of Mr. Kelleher’s voluntary resignation without good reason or termination of employment for cause prior to December 31, 2026.

Salary; Target Annual Bonus. The Offer Letter provides that the annual base salary for Mr. Kelleher will be $700,000 and that the target annual bonus for Mr. Kelleher will be 160% of base salary. The annual bonus for 2025 will be guaranteed to be paid at least at target, prorated based on the date on which Mr. Kelleher commences employment (such date, the “Effective Date”).

Sign-On Bonus. Under the Offer Letter, Mr. Kelleher will receive a sign on bonus of $250,000 in recognition of his forfeited bonus from his current employer. Payment of the sign-on bonus is subject to Mr. Kelleher’s continued employment through the payment date, except that if his employment is terminated without cause on or after the Effective Date and before the payment date, he will remain entitled to receive the sign-on bonus. The sign-on bonus is required to be repaid to the Company in the event of Mr. Kelleher’s voluntary resignation without good reason or termination of employment for cause prior to the first anniversary of the Effective Date.

2026 Annual Long-Term Incentive Opportunity. Beginning in 2026, Mr. Kelleher will be eligible to participate in the long-term equity program applicable to similarly situated executive officers of the Company. The total target grant date value for the 2026 annual equity awards to be granted to Mr. Kelleher will be no less than $3,400,000.

Grant of Sign-On Awards.  The Offer Letter provides that upon the Effective Date, Mr. Kelleher will be granted sign-on equity awards consisting of (i) an award of restricted stock units with a value of $1,250,000 (the “Sign-On RSU Award”) and (ii) an award of performance-based restricted stock units with a value of $3,400,000 (the “Sign-On PSU Award” and together with the Sign-On RSU Award, the “Sign-On Awards”). The Sign-On Awards are in recognition of forfeited equity awards held by Mr. Kelleher with his current employer and are in lieu of any 2025 annual equity awards. The number of shares underlying each Sign-On Award will be determined using the average closing price of the Company’s common stock over the period of thirty consecutive calendar days immediately preceding the Company’s public announcement of the appointment of Mr. Kelleher as chief executive officer.

The Sign-On RSU Award will vest in equal annual installments over three years following the grant date. The Sign-On PSU Award will vest on the third anniversary of the grant date, subject to achievement of the applicable performance goals. Between 0-225% of the target number of shares subject to the Sign-On PSU Award may be earned based on the Company’s total shareholder return relative to that of component companies of the S&P Mid Cap 400 Index during the three-year performance period and the total number of shares that may be earned is capped at 100% if the absolute total shareholder return of the Company during the performance period is negative. Vesting is generally subject to Mr. Kelleher’s continued service through the vesting date, subject to certain exceptions in the event of a qualifying termination of employment, including following a change of control of the Company.

Severance.  The Offer Letter provides that Mr. Kelleher will be eligible to participate in the GXO Logistics, Inc. Severance Plan, as in effect from time to time, during his employment as chief executive officer.

Benefits. The Offer Letter provides that Mr. Kelleher will be eligible for benefits in accordance with the Company’s benefits programs available to similarly situated senior executives from time to time. The Company will reimburse Mr. Kelleher for reasonable, documented legal fees up to $10,000 incurred by him in connection with the preparation of the Offer Letter. He will also be covered by the Company’s directors’ and officers’ insurance policy and directors and officer indemnification provisions on the same terms as similarly situated officers and directors.

Restrictive Covenants. The Offer Letter provides that, as a condition to employment, Mr. Kelleher and the Company will enter into a Confidential Information Protection Agreement, which provides for the following restrictive covenants: employee non-solicitation covenant during his employment and for a period of one year thereafter; customer non-solicitation covenant during his employment and for a period of two years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenant during his employment and for a period of eighteen months thereafter, except that the Company will have the right to extend the non-compete for two six-month periods.

Item 7.01	Regulation FD Disclosure.

On June 20, 2025, the Company issued a press release regarding certain of the matters described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated June 19, 2025, between Patrick Kelleher and GXO Logistics, Inc.

99.1	Press Release, dated June 20, 2025, issued by GXO Logistics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXO Logistics, Inc.

Date: June 20, 2025	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer